UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2016

MATEON THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-21990	13-3679168
(Commission File Number)	(IRS Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 25, 2016, the Mateon Therapeutics, Inc. (“Mateon” or the “Company”) Board of Directors (the “Board”) increased the authorized size of the Board from 5 seats to 6 seats and appointed each of Donald R. Reynolds and Bobby W. Sandage, Jr., Ph.D. as members of the Board to fill current vacancies. Immediately following their respective appointments, Dr. Sandage was appointed to serve as Chairperson of the Audit Committee, and Mr. Reynolds was appointed to serve as a member of the Nominating and Governance Committee and as a member of the Compensation Committee.

Dr. Sandage, age 63, has over 30 years of experience in the pharmaceutical industry and currently serves as the president and chief executive officer of Euclises Pharmaceuticals, Inc., a private drug discovery and development company advancing cyclooxygenase-2 (COX-2) inhibitors for cancer therapy, positions he has held since February of 2015. Since August of 2016, he has served as a general partner of Cultivation Capital, a venture capital firm specializing in investments in private technology and life sciences companies. Previously, Dr. Sandage provided services as an independent consultant for pharmaceutical companies from May 2013 until December of 2014. From April 2011 until April of 2013, he served as the president and chief executive officer of Coronado Biosciences, Inc. (now renamed Fortress Biotech, Inc.), a public biotechnology company dedicated to developing and commercializing pharmaceutical and biotechnology products in a variety of therapeutic fields, and as the vice president and head of oncology research and development for Covidien Pharmaceuticals, a specialty pharmaceuticals company, a position he held from March 2010 until March of 2011. From November 1991 to December of 2009, Dr. Sandage held various positions at Indevus Pharmaceuticals, Inc., a specialty pharmaceuticals company which was acquired by Endo Pharmaceuticals in 2009, including executive vice president of research and development and chief scientific officer. Prior to joining Indevus Pharmaceuticals, Dr. Sandage held senior drug development positions at DuPont Merck Pharmaceutical Company, DuPont Critical Care (formerly American Critical Care) and Merrell Dow Pharmaceuticals. Dr. Sandage is currently a member of the board of directors of Immunophotonics, Inc., a private cancer vaccine development company, EDIS Solutions, LLC, a private healthcare information technology company, and Euclises Pharmaceuticals, Inc. Dr. Sandage received B.S. in pharmacy from the University of Arkansas and a Ph.D. in clinical pharmacy from Purdue University.

Mr. Reynolds, age 54, is a practicing attorney with experience in the areas of capital markets, securities law, mergers & acquisitions, venture capital and general corporate law. In 1993, Mr. Reynolds joined the law firm of Wyrick Robbins Yates & Ponton LLP and was elevated to partner in 1996. Since his elevation to partner, Mr. Reynolds has participated in a variety of the firm’s internal committees, including the firm’s Executive Committee, Strategic Planning Committee, Nominating Committee and Compensation Committee. He currently serves as a member of the board of directors of Atlantic Research Group, Inc., a private clinical research organization, and as a member of the board of directors of USA Taekwondo, the non-profit national governing body for the sport. Mr. Reynolds also currently teaches Securities Regulation at Campbell University’s law school and guest lectures on corporate governance at the University of North Carolina Chapel Hill’s Kenan-Flagler Business School. He received his B.A. from Whitman College and his J.D. from New York University School of Law. He is currently licensed to practice law in California and North Carolina.

There are no arrangements or understandings between Dr. Sandage, Mr. Reynolds or any other person pursuant to which either was selected as a member of the Board. The Company is not aware of any transaction in which either Dr. Sandage or Mr. Reynolds has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As non-employee directors, Dr. Sandage and Mr. Reynolds will each be eligible to receive compensation for their service as members of the Board pursuant to the Mateon Therapeutics, Inc. Amended and Restated Director Compensation Policy as amended on October 25, 2016 (as amended, the “Compensation Policy”). A copy of the Compensation Policy is filed as Exhibit 10.2 to this Current Report, and is incorporated by reference into this Item 5.02(d).

A copy of the press release, dated October 27, 2016, announcing Dr. Sandage’s and Mr. Reynolds’ appointments, is attached as Exhibit 99.1 to this Current Report.

(e) On October 25, 2016, Mateon and Aston Biopharma Ltd., an entity controlled by David J. Chaplin, Ph.D., the Company’s Chief Scientific Officer and a member of the Board, agreed to terminate the Consulting Agreement by and between Mateon and Aston Biopharma Ltd., effective as of January 1, 2017.

On October 25, 2016, Mateon entered into a Second Amended and Restated Employment Agreement (the “Employment Agreement”) with Dr. Chaplin regarding his service as Chief Scientific Officer, effective as of January 1, 2017. Pursuant to the Employment Agreement, Dr. Chaplin will receive an annual base salary of $220,000 per year. In addition, Dr. Chaplin may be awarded an annual bonus of up to 35% of his then-current annual base salary, at the sole discretion of Mateon, based on Mateon’s assessment of Dr. Chaplin’s performance and Mateon’s performance.

Dr. Chaplin may terminate the Employment Agreement upon 30 days’ prior written notice to Mateon without good reason, as defined in the Employment Agreement. Dr. Chaplin may also terminate the Employment Agreement with good reason upon 60 days’ prior written notice to Mateon after permitting Mateon at least 30 days to cure the event or events permitting Dr. Chaplin to terminate for good reason. Mateon may terminate the Employment Agreement on contemporaneous written notice for cause, as defined in the Employment Agreement, upon Dr. Chaplin’s death, upon 30 days’ prior written notice if Dr. Chaplin becomes disabled, or without cause on 60 days’ prior written notice. If Dr. Chaplin’s employment is terminated by Mateon for cause, by reason of Dr. Chaplin’s death or disability or by Dr. Chaplin without good reason, Mateon will pay to Dr. Chaplin the amount of Mateon’s accrued obligations, as defined in the Employment Agreement, as of the date of such termination. If Dr. Chaplin’s employment is terminated by Mateon other than for cause or by Dr. Chaplin with good reason, Mateon will pay to Dr. Chaplin the accrued obligations, an amount equal to 12 months of his then-current base salary and premiums pursuant to COBRA for Dr. Chaplin and his immediate family for 12 months, subject to the conditions outlined in the Employment Agreement.

If Dr. Chaplin’s employment is terminated by Mateon other than for cause or by Dr. Chaplin with good reason in the one year following the effective date of a change in control of Mateon, Mateon will pay to Dr. Chaplin the accrued obligations, an amount equal to 12 months of his then-current base salary and COBRA premiums for a period of 12 months on the same conditions described above. In addition, all of Dr. Chaplin’s unvested equity compensation outstanding on the date of termination shall vest and be immediately exercisable. Dr. Chaplin has also agreed not to directly or indirectly solicit for employment certain current and former key employees and officers of Mateon during the term of his employment with Mateon and for the 12 month period following termination of his employment with Mateon. A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report, and is incorporated by reference into this Item 5.02(e).

Item 8.01 Other Events.

On October 25, 2016, the Board, at the recommendation of the Compensation Committee, amended and restated the Compensation Policy as set forth in Exhibit 10.2 to this Current Report, reducing fees that are paid to chairpersons of the Board’s committees and adding fees that are paid to non-chairperson members of the Board’s committees.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement, by and between Mateon Therapeutics, Inc. and David J. Chaplin, Ph.D.

10.2	Amended and Restated Director Compensation Policy

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: October 28, 2016	/s/ Matthew M. Loar
	By:	Matthew M. Loar
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement, by and between Mateon Therapeutics, Inc. and David J. Chaplin, Ph.D.

10.2	Amended and Restated Director Compensation Policy

99.1	Press Release